UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(571) 382-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on March 10, 2006, Tier Technologies, Inc. (“Tier” or the “Company”) received the decision of the Nasdaq Listing Qualifications Panel (the “Panel”) granting the Company’s request for continued listing of its common stock on The Nasdaq National Market, subject to certain conditions. One of the Panel’s conditions for continued listing required that the Company file with the Securities and Exchange Commission (the “SEC”) by May 5, 2006, its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and its Form 10-Q for the quarter ended December 31, 2005. On March 24, 2006, Tier concluded it would be unlikely to meet the May 5, 2006 deadline because of delays that have occurred related to the reconciliation of certain accounting records of one of Tier’s payment processing centers. At that time, Tier sent a letter to the Panel requesting an extension of the deadline until June 5, 2006.

On March 31, 2006, Nasdaq granted Tier’s request for continued listing on The Nasdaq National Market, subject to two conditions. First, on or before April 5, 2005, the Company was required to provide the Panel with a substantive status report on the Audit Committee investigation that addresses specific questions posed by the Panel. Second, on or before June 5, 2006, the Company shall file its Form 10-K for the fiscal year ended September 30, 2005 and its Form 10-Q for the quarter ended December 31, 2005. In addition, in order to fully comply with the terms of the Panel’s exception, Tier must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq National Market. In the event it is unable to do so, Tier’s common stock could be delisted from The Nasdaq National Market.

Item 7.01 Regulation FD Disclosure

As previously reported, the Audit Committee of the Company’s Board of Directors retained the independent law firm of Ropes & Gray LLP in December 2005 to conduct an independent investigation of restatement-related issues. The scope of the investigation includes: (i) examination of the qualitative and financial reporting issues giving rise to the restatement, including the issues Tier’s management brought to the Audit Committee’s attention; (ii) review of Tier’s proposed restatement and related filings as they are prepared by the Company; (iii) review of accounting control and management issues that come to the Audit Committee’s attention during the course of its investigation; and (iv) identification of remedial measures that the Audit Committee recommends the Company implement in light of its findings.

On April 5, 2006, Tier provided the Panel with a substantive status report addressing the questions posed by the Panel on March 10, 2006, which the Company was required to address as a condition of continued listing on The Nasdaq National Market. While the Company believes it has satisfied this condition to continued listing, there can be no assurance that the Panel will find this report satisfactory, in which case Tier’s common stock could be delisted from The Nasdaq National Market.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
Name:	David E. Fountain
Title:	Chief Financial Officer

Date: April 5, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release